Exhibit 10.4

TERM LOAN NOTE AND AGREEMENT

$4,000,000.00	April 12, 2019

FOR VALUE RECEIVED, EMMIS OPERATING COMPANY, an Indiana corporation (the "Maker"), promises to pay to the order BARRETT INVESTMENT PARTNERS, LLC, an Indiana limited liability company ("Lender"), at its office at 8801 River Crossing Blvd. Suite 200, Indianapolis, Indiana 46240, or such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America, the principal sum of Four Million and no/100 Dollars ($4,000,000.00), together with interest on the principal balance outstanding from time to time unpaid at the interest rate provided herein (the "Loan").

1.Definitions.  The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof; whenever the context so requires, the use of "it" in reference to Maker shall mean Maker as identified at the beginning of this Note:

(a)"$", "USD" and "dollars" denotes the lawful currency of the United States of America.

(b)"Austin Partnership Entities" shall mean, collectively, Emmis Austin Radio Broadcasting Company, L.P., a Texas limited partnership, and Radio Austin Management, L.L.C., a Texas limited liability company.

(c)"Authorized Representative" shall mean at any time an individual who has been duly authorized in a manner reasonably satisfactory to the Lender to execute documents and otherwise act on behalf of the Maker.

(d)"Deposit Account Control Agreements" means (i) that certain Blocked Account Control Agreement, dated as of the date hereof, by and among Maker, Lender and JPMorgan Chase Bank, N.A. and (ii) any other agreement entered into following the date hereof by Maker and Lender with any other bank or depositary holding the Subject Accounts.

(e)"Designated Tax Obligations" means Maker's federal and state tax obligations with respect to the sale by Maker in April 2018 of certain radio station assets located in St. Louis, Missouri.

(f)"Event of Default" means an event of default set forth in Section 8 hereof.

(g)"GAAP" means generally accepted accounting principles in the United States of America, applied consistently from period to period with the financial statements of the Makers provided to the Lender.

(h)"Interest Rate" means (i) for the first twelve (12) monthly payments, 10% per annum; (ii) for the second twelve (12) monthly payments, 12% per annum; and (iii) thereafter, 14% per annum until this Note is paid in full.

(i)"Liabilities" shall mean all of Maker’s liabilities, obligations, and indebtedness to Lender of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable, as evidenced, created, incurred or owing under this Note and the other Loan Documents.

(j)"Loan" means the loan evidenced by this Note.

(k)"Loan Documents" means this Note, the Pledge Agreement, the Deposit Account Control Agreements, and all other documents, instruments or agreements entered into or delivered by Maker in connection with the Loan, including any amendments, restatements, modifications, renewals and extensions thereof.

(l)"Note" means this Term Loan Note and Agreement, as modified, amended or supplemented from time to time and any other documents, instruments or agreements entered into or delivered by Maker in connection with the Loan.

(m)"Maturity Date" means April 1, 2022.

(n)"Pledge Agreement" means that certain Pledge Agreement, dated as of the date hereof, by and between Maker and Lender.

(o)"Star Bank Credit Agreement" means that certain Loan Agreement, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time, by and between Maker and STAR Financial Bank.

(p)"Subject Accounts" means, until the payment in full of this Note, either (i) account number 382318977 at JPMorgan Chase Bank, N.A., (ii) account number 4728873050 at Wells Fargo Bank, National Association, or (iii) such other deposit account that has been designated as the "Subject Account", in writing, by Maker to Wells Fargo Bank, National Association and Lender, in each case to the extent the applicable deposit account is used exclusively for the purpose of receiving and holding distributions from the Austin Partnership Entities, which constitute collateral under the this Note.

(q)"Wells Credit Agreement" means that certain Credit Agreement, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time, by and among Maker, Well Fargo Bank, National Association, and others.

2.Payment.

(a)Maker shall pay the outstanding principal amount of this Note in thirty six (36) consecutive monthly installments in the amounts and on such dates (each such date, a "Payment Date") as is set forth on Exhibit A attached hereto (each, a "Principal Installment Payment").  On each Payment Date, Maker shall also pay all of the accrued interest on the outstanding principal amount of this Note for the applicable period as calculated in accordance with the then applicable Interest Rate.  Notwithstanding anything contained herein to the contrary, a final payment of all outstanding principal, interest and other amounts, if any, due hereunder shall be due and payable on the Maturity Date.

(b)This Note shall mature and all unpaid principal, together with all accrued and unpaid interest and other charges, if any, shall be due and payable in full on the Maturity Date.

(c)Maker may, at any time and from time to time, prepay all or part (in increments of at least $500,000) of the unpaid principal balance of this Note and any unpaid interest accrued thereon. In the event the cumulative accrued interest paid on this Note both prior to the time of such prepayment and at the time of such prepayment is greater than or equal to One Hundred Twenty Five Thousand Dollars ($125,000.00) (the "Minimum Prepayment Amount"), then such prepayment may occur without payment of any premium or penalty.  In the event the cumulative accrued interest paid on this Note both prior to the time of such prepayment and at the time of such prepayment is less than the Minimum Prepayment Amount, then the Maker shall pay to the Lender a prepayment premium (the “Premium”) in an amount that would cause the total amount of cumulative accrued interest  paid by the Maker (both prior to the time of such prepayment and at the time of such prepayment) to be equal to the Minimum Prepayment Amount; provided, however, any accrued interest on this Note following the payment of a Premium shall not need to be paid until such time as such accrued interest exceeds the amount of such Premium, and then only to the extent of such excess (in other words, the payment of a Premium will be considered an advance payment of accrued interest).  Notwithstanding the foregoing or anything contained herein to the contrary, to the extent Maker makes a prepayment pursuant to this Section 2(c) such prepayment shall be applied to the outstanding principal amount of this Note in such a manner so as to reduce the Principal Installment Payments that would otherwise be due pursuant to Exhibit A attached hereto in inverse order of maturity.

(d)All payments made hereon shall be applied first to costs and expenses incurred by the Lender in connection with this Note, then to accrued and unpaid interest, the remainder to unpaid principal, provided that if an Event of Default has occurred and is continuing, the Lender may apply payments received as the Lender may determine in its discretion.

3.Default Rate Interest.  To compensate Lender for additional unreimbursed costs resulting from an occurrence of an Event of Default, including, without limitation, costs associated with the uncertainty of future funding and additional supervisory and administrative efforts, upon and after an Event of Default and after maturity hereof, the outstanding principal balance due hereunder shall continue to bear interest, calculated daily, at a rate equal to One Hundred Fifty percent (150%) of the applicable Interest Rate in effect at the time of said Event of Default or maturity (the "Default Rate"), payable on demand, until all principal, interest and other sums due hereunder are cured or are paid in full.

4.Use of Loan Proceeds.  The Loan proceeds will be used to increase the Maker’s overall liquidity in connection with the Wells Credit Agreement and for working capital and other general corporate purposes.

5.Security.  Maker's obligations under this Note are secured by (a) a pledge in all of the outstanding ownership interests held by Maker in the Austin Partnership Entities pursuant to the terms of the Pledge Agreement; and (b) a security interest in the Subject Accounts pursuant to the terms of the Deposit Account Control Agreements.

6.Representations and Warranties.  In order to induce the Lender to make the Loan evidenced by this Note, Maker hereby represents and warrants as follows:

(a)Authorization and Binding Effect.  The execution, delivery and performance by the Maker of this Note and the other Loan Documents and the performance by Maker of its obligations thereunder, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, any restriction or undertaking to which or by which Maker is bound, any contract to which the Maker is a party or by which its assets are bound and do not require the approval or consent which has not been secured in writing of any governmental body, agency or authority or any other person or entity.  This Note and the other Loan Documents, when executed and delivered, will constitute the valid and binding obligation of the Maker, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights and except to the extent that general principles of equity might affect the specific enforcement thereof.

(b)Litigation.  There is no litigation or administrative proceeding pending that is not otherwise being defended by the applicable insurance company other than under a reservation of rights, or, to the actual knowledge of the Maker, threatened against or affecting the Maker or the Austin Partnership Entities, or the properties of the Maker or the Austin Partnership Entities which, (i) if determined adversely, would have a material adverse effect on the business, property, prospects, condition (financial or otherwise) or results of operations of Maker or the Austin Partnership Entities (a "Material Adverse Effect"), (ii) that seeks to restrain or would otherwise materially adversely affect the transactions contemplated in this Note and the other Loan Documents, or (iii) that would affect the validity or enforceability of any terms of this Note or the other Loan Documents.

(c)Default.  There exists no Event of Default nor has any act or omission occurred which, with the giving of notice or the passage of time, would constitute a default under the provisions of this Note, any other Loan Documents or any other agreement or instrument with Lender to which the Maker is a party.

(d)Taxes and Tax Returns.  The Maker has filed when due, all federal and state income and other tax returns which are required to be filed.  The Maker has paid or made provision for all taxes shown on said returns and on all assessments received by it to the extent that such taxes have become due except any such taxes which are being contested in good faith by appropriate proceedings and for which adequate security has been established with Lender.  Except for the Designated Tax Obligations, the Maker has no knowledge of any liabilities which may be asserted against it upon audit of its federal or state tax returns, and no tax returns of the Maker are presently under audit.

(e)Financial Statements.  The financial statements delivered to the Lender at or prior to the execution and delivery of this Agreement were prepared in accordance with GAAP and fairly present the financial condition and results of operations of Maker or the Austin Partnership Entities, as the case may be, for the applicable periods, except that (i) shared operating expenses (if applicable) are allocated among business units, which might or might not include the Austin Partnership Entities, as determined by Maker in good faith and consistently with past practice, and (ii) the financial statements do not include (A) income tax expense or benefit, interest income and expense, and non-cash compensation expenses associated with equity compensation arrangements, (B) amortization of the deferred credit under the national sales representation agreement related to the buyout of the prior national sales representation agreement in 2007, or (C) disclosures required by GAAP in notes accompanying the financial statements. Since the date of the most recent financial statements delivered to Lender at or prior to the execution and delivery of this Agreement, there has been no event, occurrence or change in the business, property, prospects, condition (financial or otherwise) or results of operations of Maker or the Austin Partnership Entities that could reasonably be expected to have a Material Adverse Effect.

(f)Accuracy of Information.  All information furnished by the Maker to the Lender is true, correct and complete in all material respects as of the date furnished and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

(g)Compliance With Laws.  Neither Maker nor any of the Austin Partnership Entities is in violation of any law, statute, regulation, rule, writ, decree or award that could reasonably be expected to have a Material Adverse Effect, and has not received any notice that alleges any such violation.

7.Covenants.  The Maker agrees that, while the Loan remains unpaid, Maker will:

(a)Books and Records.  Cause proper, complete and accurate books of record and account of the Austin Partnership Entities to be kept in a manner consistent with past practices and permit any representatives or agents of the Lender to visit and inspect any of the properties and examine and copy any of the books and records of the Austin Partnership Entities, and discuss the Austin Partnership Entities' affairs, during Maker’s usual business hours upon reasonable advance notice to Maker.

(b)Monthly Financial Statements.  As soon as practicable after the end of each month and in any event within thirty (30) days after the end of such month, the unaudited financial statements of the Austin Partnership Entities setting forth in comparative form, figures for the corresponding periods in the preceding fiscal year, in such reasonable detail as may be required by Lender, and certified as accurate, in all material respects, by an Authorized Representative of the Maker and the Austin Partnership Entities, prepared in accordance with GAAP in a manner consistent with past practices (including the financial statement exceptions to GAAP under Section 6(e)).

(c)No Material Changes in Accounting Policies.  All financial statements to be delivered to the Lender at any time after the execution of this Note will accurately reflect in a manner consistent with past practices (including the financial statement exceptions to GAAP under Section 6(e)) the financial condition of the Maker and/or the Austin Partnership Entities, as the case may be. In addition, (i) the Austin Partnership Entities shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, (ii) no material change with respect to such accounting principles shall be made by the Austin Partnership Entities without giving prior notification to the Lender, and (iii) the Maker agrees to advise the Lender immediately of any development, condition or event that may have a Material Adverse Effect on the Austin Partnership Entities.

(d)Payment of Taxes.  Pay and discharge all lawful taxes, assessments and governmental charges upon it or against its properties prior to the date on which penalties are attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Maker and security reasonably satisfactory to Lender is deposited with Lender.

(e)Use of Proceeds.  Maker will use the proceeds of the Loan as provided herein, and will not use any of the proceeds of the Loan to, directly or indirectly, purchase or carry any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any “margin stock” in violation of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(f)Compliance with Laws.  Do all things necessary to comply with all applicable laws, rules, regulations, ordinances, writs, judgments, injunctions, decrees and awards now or hereafter in effect to which Maker or the Austin Partnership Entities may be subject and the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(g)Notice of Default or Claimed Default.  Furnish to the Lender, (i) within five (5) days after Maker obtains knowledge of any default or Event of Default, a written notice specifying the nature and period of existence thereof and the remedial action the Maker is taking or proposes to take with respect thereto; (ii) within five (5) days after becoming aware that the holder of any other material liabilities of the Maker or the Austin Partnership Entities, or the lessor under any material lease as to which the Maker or the Austin Partnership Entities is the lessee, has given notice or has taken any action with respect to a claimed default thereunder, or under any material agreement under which any such liability was created or secured, a written notice specifying the notice given or action taken, the nature of the claimed default and the remedial action the Maker is taking or proposes to take with respect thereto; and (iii) within ten (10) days after receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document regarding any material financial contribution alleged to be payable by the Maker or the Austin Partnership Entities regarding a cleanup, removal, remedial action or other response by or on the part of the Maker or the Austin Partnership Entities under any law, or which seeks damages or civil, criminal or punitive penalties from the Maker or the Austin Partnership Entities for an alleged violation of any law that could reasonably be expected to have a Material Adverse Effect.

(h)Conduct of Business.  Maker and the Austin Partnership Entities will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as they are presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and, if applicable, in good standing in their respective jurisdictions of existence and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(i)Insurance.  Maker and each the Austin Partnership Entities will maintain with financially sound and reputable insurance companies insurance on all its property in such amounts and covering such risks as is consistent with sound business practice and as reasonably required by the Lender.  Maker will furnish to Lender upon request full information as to the insurance carried by them.

(j)Indebtedness.  Neither Maker nor the Austin Partnership Entities will create, incur or suffer to exist any indebtedness, except (i) the Liabilities; and (ii) any indebtedness permitted or arising under the Wells Credit Agreement and the Star Bank Credit Agreement.

(k)Merger.  Neither Maker nor the Austin Partnership Entities will recapitalize nor merge or consolidate with or into any other entity or otherwise acquire all or substantially all of the equity interests, assets or properties of any other entity.

(l)Preservation of Legal Existence; Other Matters.  The Maker shall: (i) preserve and keep in full force and effect the separate legal existence of Maker and each of the Austin Partnership Entities, and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is legally required of Maker or the Austin Partnership Entities; (ii) preserve all legal rights and franchises of Maker and Austin Partnership Entities and comply in all material respects with all applicable laws; (iii) continue to conduct and operate the business of Maker and Austin Partnership Entities substantially as conducted and operated in all material respects during the present and preceding calendar year except for the transactions contemplated by this Note, the Wells Credit Agreement and the Star Bank Credit Agreement; (iv) at all times maintain, preserve and protect the Austin Partnership Entities’ FCC licenses and all material franchises and trade names and preserve all of its property used or useful in the conduct of the business of Maker or Austin Partnership Entities (except for property no longer useful to the business) and keep the same in good repair, working order and condition, excepting ordinary wear and tear, and (v) from time to time, make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business of Maker and Austin Partnership Entities may be conducted at all times substantially as conducted at present in all material respects.

(m)Sale of Assets Held as Collateral.  Maker will not sell, transfer or otherwise dispose of any of the assets held as security under Section 5 of this Note (the "Collateral") and (i) with respect to the Collateral under Section 5(a), without using the proceeds thereof to repay in full the Liabilities, and (ii) with respect to the Collateral under Section 5(b), without creating a new account with a Deposit Account Control Agreement.  Nothing in this Section shall prohibit Maker from withdrawing, using or disposing of any cash or other assets in a Subject Account in accordance with the Deposit Account Control Agreement then in effect.  In addition to all other rights and remedies available to Lender under the Loan Documents and applicable law, in the event of a breach of this Section 7(m) Maker will pay to Lender all of the proceeds of any such sale, transfer or other disposition to be applied by Lender to the outstanding Liabilities to Lender of Maker as Lender determines in its sole discretion.

(n)Liens.  Maker will not create, incur, or suffer to exist any lien in, of or on any of the Collateral other than liens in favor of the Lender.

(o)Modification of Organizational Documents.  Maker will not permit Maker’s or the Austin Partnership Entities’ articles of incorporation, by-laws, or other similar organizational documents to be amended or modified in any material respect that might reasonably be expected to materially and adversely affect the interests of Lender.

(p)Conflicting Agreements.  Maker will not enter into any agreement containing any provision which would be violated or breached by the performance of Maker’s obligations under this Note or any of the Loan Documents.

(q)Government Regulations.  Maker is not or will not become subject at any time to any law, regulation, or list of any government agency that prohibits or limits the Lender from making any advance or extension of credit to Maker or from otherwise conducting business with Maker.

8.Events of Default.  The occurrence of any one or more of the following shall constitute an Event of Default.

(a)Failure to Pay Obligations.  The Maker shall fail to pay any of its obligations due to the Lender within five (5) days of the date is it due and payable; or

(b)Falsity of Representation or Warranty.  Any representation or warranty made in this Note or any of the other Loan Documents is false or inaccurate in any material respect on the date as of which made or as of which the same is to be effective; or

(c)Breach of Covenants.  The Maker shall fail to comply with any term, covenant or agreement contained in this Note or any of the other Loan Documents, and such failure shall continue for thirty (30) days after written notice thereof by Lender to Maker; or

(d)Insolvency, Failure to Pay Debts or Appointment of Receiver.  The Maker or any of the Austin Partnership Entities becomes insolvent or the subject of state insolvency proceedings, fails generally to pay its debts as they become due or makes an assignment for the benefit of creditors; or a receiver, trustee, custodian or other similar official is appointed for, or takes possession of any substantial part of the property of, the Maker; or

(e)Bankruptcy Proceedings.  The taking of action by the Maker or any of the Austin Partnership Entities to authorize it to become the subject of proceedings under the United States Bankruptcy Code; or the execution by the Maker or any of the Austin Partnership Entities of a petition to become a debtor under the United States Bankruptcy Code; or the filing of an involuntary petition against the Maker or any of the Austin Partnership Entities under the United States Bankruptcy Code which remains undismissed for a period of ninety (90) days; or the entry of an order for relief under the United States Bankruptcy Code against the Maker or any of the Austin Partnership Entities; or

(f)Default Under Other Agreements. If there is (i) a default under the terms of the Wells Credit Agreement or the Star Bank Credit Agreement (subject to the expiration of any applicable notice or cure period), or (ii) a default in one or more agreements (other than the Wells Credit Agreement or the Star Bank Credit Agreement) to which Maker or any of the Austin Partnership Entities is a party with one or more third persons relative to Maker’s or any of the Austin Partnership Entities’ indebtedness involving an aggregate amount of $250,000 or more, and such default (1) occurs at the final maturity of the obligations thereunder, or (2) results in a right by such third person, irrespective of whether exercised, to accelerate the maturity of which Maker’s or any of the Austin Partnership Entities’ obligations thereunder.

(g)Tax Obligations.  Maker’s failure to pay all of the Designated Tax Obligations on or before December 15, 2019.

9.Remedies Upon an Event of Default.

(a)If an Event of Default under Sections 8(a), 8(b), 8(c), 8(d), 8(f) or 8(g) above shall occur and be continuing, then Lender may, at Lender’s option, declare the entire unpaid amount of this Note to be immediately due and payable without presentment, demand or protest of any kind, all of which Maker expressly waives and Lender may exercise from time to time any rights, powers and remedies available to Lender under all applicable laws or in equity.  If an Event of Default under Section 8(e) above shall occur and be continuing, the entire unpaid amount of this Note shall be immediately due and payable without presentment, demand, protest or notice of any kind, all of which Maker expressly waives, and Lender may thereafter exercise from time to time any rights, powers and remedies available to Lender under all applicable laws or in equity.  The rights and remedies of Lender stated herein are cumulative to and not exclusive of any rights or remedies otherwise available to Lender.

(b)The Maker grants to the Lender a security interest in and lien on any credit balance now or hereafter owed to the Maker by the Lender or by any affiliate of the Lender, and agrees that the Lender or any such affiliate may, at any time after the occurrence of an Event of Default, without prior notice or demand, set off against any such credit balance or other money all or any part of the unpaid balance of the obligations due the Lender to the extent permitted under the Wells Credit Agreement.

10.General Provisions

(a)Waiver by Lender.  Lender's failure, at any time or times, to require strict performance by Maker of any provision of this Note or shall not constitute a waiver, or affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Lender of an Event of Default under this Note shall not suspend, waive or affect any other Event of Default under this Note, whether the same is prior or subsequent thereto and whether of the same or of a different type.  None of the undertakings, agreements, warranties, covenants and representations of Maker contained in this Note and no Event of Default under this Note shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Maker specifying such suspension or waiver.  Except as expressly provided for in this Note, every person at any time liable for the payment of the debt evidenced hereby waives presentment for payment, demand, protest and notice of protest, arising out of, relating to, or connected with this Note or any instrument given as security herefor, all exemptions and homestead laws and all rights thereunder and consents that Lender may extend the time of payment of any part or the whole of the debt, or grant any other modifications or indulgence pertaining to payment of this Note at any time, at the request of any other person liable for said debt.

(b)Binding Effect/Lender Assignment and Participation.  This Note inures to the benefit of and is binding upon the Lender, and its successors and assigns, and the Maker, and its successors and assigns, provided that none of the rights of the Maker hereunder may be assigned without the prior written consent of the Lender.  Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Note or grant participations herein, or in any of its rights and security hereunder, without relieving Maker from any obligation to the Lender with respect to any unassigned debt, obligation or liability.  The assignee will be able to enforce all of the Lender's rights and remedies in connection with the interest so assigned against Maker with the same force and effect and to the same extent as Lender could have but for the assignment, except that the assignee's rights will be subordinate to Lender's rights as to any unassigned debt, obligation or liability.

(c)Governing Law.  This Note shall be governed by, and construed in accordance with, the internal laws (without regard to the conflicts of laws rules) of the State of Indiana.  If any provision of this Note is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided that where the provisions of any such applicable law may be waived, they hereby are waived by Maker to the full extent permitted by law in order that this Note shall be deemed to be a valid and binding Note in accordance with its terms.

(d)Jurisdiction; Waiver of Jury Trial.  EACH OF THE MAKER AND LENDER (i) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS; (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT LOCATED IN MARION COUNTY, INDIANA OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS; (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT MAKER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (v) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE OTHER PARTY OR ANY OF THE OTHER PARTY'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS IN ANY COURT OTHER THAN ONE LOCATED IN MARION COUNTY, INDIANA.  THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

(e)Expenses.  The Maker agrees, whether or not the transaction hereby contemplated shall be consummated, to pay on demand (a) all reasonable, documented out-of-pocket expenses incurred by the Lender in connection with the negotiation, execution, preparation, filing, recording, administration, amendment, interpretation or enforcement of this Note and any of the other Loan Documents including the reasonable fees and expenses of the Lender's counsel and (b) all reasonable, documented out-of-pocket expenses, including the reasonable fees and expenses of the Lender's counsel, incurred by the Lender in connection with any litigation, proceeding or dispute in any way related to the Lender's relationship with the Maker, whether arising hereunder or otherwise.  The obligations of the Maker under this Section will survive payment of the Loan.

(f)Notices.  Except as otherwise provided in this Note, any notice required shall be in writing and shall be deemed to have been validly served, given or delivered upon delivery by messenger or overnight courier service; the day of transmission by telecopy or facsimile; or two (2) days after deposit in the United States certified or registered mails, with proper postage prepaid, addressed to the party to be notified as follows:

(i)If to Lender, at:

Barrett Investment Partners, LLC 8801 River Crossing Blvd., Suite 200 Indianapolis, Indiana 46240 Attn: David O. Barrett

(ii)If to Maker, at:

Emmis Operating Company 40 Monument Circle, Suite 700 Indianapolis, Indiana 46204 Attn: Legal Department

or to such other address as each party may designate for itself by like notice.

(g)Entire Agreement.  This Note, together with the other Loan Documents, shall constitute the entire agreement of the parties pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings of the parties in connection therewith.

(h)Headings.  Section and paragraph or sub-section headings in this Note are for convenience and reference only and shall not govern, or be used in, the interpretation of any of the provisions of this Note.

(i)Highest Rate Permitted by Law.  This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under the laws of the State of Indiana as applicable to Maker.

(j)Evidence of Indebtedness.  This Note is given and accepted as evidence of indebtedness only and not in satisfaction of any indebtedness or obligation.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been duly executed by the parties as of the date and year first set forth above.

"MAKER"

EMMIS OPERATING COMPANY

By:	/s/ J. Scott Enright

Name:	J. Scott Enright

Title:	Executive Vice President, General Counsel and Secretary

"LENDER"

BARRETT INVESTMENT PARTNERS, LLC

By:	/s/ David O. Barrett
David O. Barrett, Sole Member